Exhibit 99.1

IRADIMED CORPORATION Announces First Quarter 2017 Financial Results

•                  Reports first quarter 2017 revenue of $5.2 million

•                  Reports first quarter 2017 GAAP diluted EPS of $(0.02) and non-GAAP diluted EPS of $0.00

•                  Announces $8 million share repurchase program

Winter Springs, Florida, April 28, 2017 — IRADIMED CORPORATION (NASDAQ:IRMD), the only known provider of non-magnetic intravenous (IV) infusion pump systems that are designed to be safe for use during magnetic resonance imaging (MRI) procedures, today announced financial results for the three months ended March 31, 2017. The Company also announced that its Board of Directors has approved a share repurchase program, authorizing the repurchase of up to $8 million of the Company’s common stock through April 28, 2018.

First Quarter 2017 Financial Results

For the first quarter ended March 31, 2017, the Company reported revenue of $5.2 million compared to $9.0 million for the first quarter of 2016.  For the first quarter 2017, the Company reported a net loss of $(0.2) million, or $(0.02) per diluted share, compared to net income of $2.3 million, or $0.19 per diluted share for the first quarter of 2016.

Gross profit margin was 73.1% for the first quarter 2017, compared to 81.0% for the first quarter 2016.  Domestic sales were 83.6% of total revenue for the first quarter 2017, compared to 87.8% for the first quarter 2016.

The Company reported non-GAAP net income of $0.0 million for the quarter ended March 31, 2017, compared to non-GAAP net income of $2.6 million for the quarter ended March 31, 2016.  The Company reported non-GAAP earnings per diluted share of $0.00 for the quarter ended March 31, 2017, compared to $0.21 for the quarter ended March 31, 2016.  Free cash flow was $(0.4) million for the quarter ended March 31, 2017, compared to $2.2 million for the quarter ended March 31, 2016.

As of March 31, 2017, the Company had cash, cash equivalents and investments of $25.2 million.

“These quarterly results are in line with our guidance and expectations. IV pump bookings began to accelerate during March and we look to grow that momentum throughout the rest of the year. Backlog grew slightly from the year-end level and was within our expectations. We believe these are the first signs that our new sales techniques are beginning to take hold and resulting in higher levels of interest and, ultimately, higher levels of confirmed orders. Additionally, I am very pleased with the strong interest and bookings from international customers for our new MRI compatible patient vital signs monitoring system. The interest shown by our international customers has exceeded our expectations giving us greater confidence in its market acceptance once launched in the United States. Regarding the U.S. regulatory status of our MRI compatible patient monitor, recent communications with FDA have caused us to revise our expected U.S. launch date from Q3 to Q4 of this year. This revision is primarily the result of additional human factors and signal quality testing that FDA is now requiring us to perform, which will extend the time to 510(k) clearance and is the cause of our full year revenue and earnings guidance revision”, said Roger Susi, President and Chief Executive Officer of the Company.

Share Repurchase Program

The Company intends to use cash on hand, investments and cash generated from operations to fund the share repurchase program.

The timing and amount of the repurchases will be subject to applicable legal requirements including federal and state securities laws. Purchases will be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or in privately negotiated transactions. Any repurchased shares will be available for general corporate purposes.

Financial Guidance

For the second quarter 2017, the Company expects revenue of approximately $5.4 million to $5.5 million, GAAP earnings per share of $(0.01) to $0.00 and non-GAAP diluted earnings per share of $0.01 to $0.02.

The Company revised its full year guidance and now expects to report revenue of $22.7 million to $23.1 million, GAAP diluted earnings per share of $0.03 to $0.04 and non-GAAP diluted earnings per share of $0.10 to $0.13. The Company previously expected to report revenue of $23.9 million to $24.3 million, GAAP diluted earnings per share of $0.07 to $0.08 and non-GAAP diluted earnings per share of $0.14 to 0.18.

The Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax, which the Company expects to be approximately $0.3 million and $1.2 million for the second quarter and full year 2017, respectively.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allow for meaningful comparisons between our operating results from period to period. We calculate free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders via share repurchases. Infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, April 28, 2017.  Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 11362726.

The conference call will also be available real-time via the internet at www.iradimed.com/en-us/investors/index.php and selecting Events & Presentation.  A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in the development of MRI compatible medical devices. We are the only known provider of non-magnetic intravenous (IV) infusion pump systems that are specifically designed to be safe for use during magnetic resonance imaging (MRI) procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency (RF) interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely-designed non-ferrous parts and other special features in order to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe and dependable fluid delivery before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated in order to remain immobile during an MRI scan.

Our 3880 MRI compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features in order to safely and accurately monitor a patient’s vital signs during various MRI procedures. The IRADIMED 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room, including in very close proximity to the MRI scanner bore. The IRADIMED 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit, to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the IRADIMED 3880 include: wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The IRADIMED 3880 MRI compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians. Our 3880 MRI compatible patient vital signs monitoring system is currently available to international customers. Once we receive FDA 510(k) clearance, the 3880 will be available to U.S. customers. We currently anticipate commencing marketing the 3880 to U.S. customers in the fourth quarter of 2017.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.  The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to receive FDA 510(k) clearance for its MRI compatible patient vital signs monitoring system; unexpected costs, delays or diversion of management’s attention associated with its MRI compatible patient vital signs monitoring system 510(k) submission; implement successful sales techniques for existing and future products; evaluate the effectiveness of its sales techniques; additional actions by or requests from the FDA; our significant reliance on a single product; unexpected costs, expenses and diversion of management attention resulting from the FDA warning letter; potential disruptions in our limited supply chain for our products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time.  All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,456,641	$17,713,871
Accounts receivable, net	3,737,117	3,775,699
Investments	7,788,741	7,965,521
Inventory, net	4,273,721	3,886,590
Prepaid expenses and other current assets	359,691	362,900
Prepaid income taxes	134,624	151,820
Total current assets	33,750,535	33,856,401
Property and equipment, net	1,633,080	1,456,149
Intangible assets, net	898,223	918,712
Deferred income taxes	964,129	789,402
Other assets	171,346	173,820
Total assets	$37,417,313	$37,194,484
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$859,114	$1,120,830
Accrued payroll and benefits	1,004,771	1,035,266
Other accrued taxes	119,595	119,094
Warranty reserve	64,074	40,905
Deferred revenue	1,075,608	1,033,146
Other current liability	120,634	120,634
Accrued income taxes	375,953	192,006
Total current liabilities	3,619,749	3,661,881
Deferred revenue	1,771,042	1,643,478
Total liabilities	5,390,791	5,305,359
Stockholders’ equity:
Common stock	1,075	1,072
Additional paid-in capital	12,434,675	12,055,188
Retained earnings	19,622,441	19,869,714
Accumulated other comprehensive loss	(31,669)	(36,849)
Total stockholders’ equity	32,026,522	31,889,125
Total liabilities and stockholders’ equity	$37,417,313	$37,194,484

IRADIMED CORPORATION,

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue	$5,162,560	$8,964,153
Cost of revenue	1,387,618	1,705,797
Gross profit	3,774,942	7,258,356
Operating expenses:
General and administrative	2,107,257	2,259,722
Sales and marketing	1,364,776	1,283,048
Research and development	541,290	234,336
Total operating expenses	4,013,323	3,777,106
(Loss) income from operations	(238,381)	3,481,250
Other income, net	29,524	31,778
(Loss) income before provision for income taxes	(208,857)	3,513,028
Provision for income tax expense	24,483	1,231,017
Net (loss) income	$(233,340)	$2,282,011

Net (loss) income per share:
Basic	$(0.02)	$0.21
Diluted	$(0.02)	$0.19
Weighted average shares outstanding:
Basic	10,740,979	11,095,950
Diluted	10,740,979	12,326,108

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Operating activities:
Net (loss) income	$(233,340)	$2,282,011
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Bad debt expense	(8,533)	15,686
Provision for excess and obsolete inventory	(7,171)	74,946
Depreciation and amortization	84,069	60,914
Excess tax benefit on the exercise of stock options	—	(56,579)
Stock-based compensation	376,424	391,183
Loss on maturities of investments	5,099	7,026
Changes in operating assets and liabilities:
Accounts receivable	47,115	(796,987)
Inventory	(321,552)	(478,033)
Prepaid expenses and other current assets	2,018	(23,346)
Other assets	3,665	(4,384)
Deferred income taxes	(176,659)	(179,790)
Accounts payable	(320,124)	219,531
Accrued payroll and benefits	(30,495)	(413,037)
Other accrued taxes	501	(8,924)
Warranty reserve	23,169	457
Deferred revenue	170,026	94,673
Accrued income taxes, net of prepaid income taxes	201,143	1,246,506
Net cash (used in) provided by operating activities	(184,645)	2,431,853
Investing activities:
Purchases of investments	(1,321,257)	(728,336)
Proceeds from maturities of investments	1,500,050	300,000
Purchases of property and equipment	(240,400)	(199,338)
Capitalized intangible assets	(111)	(289,591)
Net cash used in investing activities	(61,718)	(917,265)
Financing activities:
Proceeds from stock option exercises	33,086	73,590
Income tax benefits credited to equity	—	56,579
Taxes paid related to net share settlement of equity awards	(43,953)	—
Purchases of treasury stock	—	(5,505,439)
Net cash used in financing activities	(10,867)	(5,375,270)
Net decrease in cash and cash equivalents	(257,230)	(3,860,682)
Cash and cash equivalents, beginning of period	17,713,871	19,368,114
Cash and cash equivalents, end of period	$17,456,641	$15,507,432

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended March 31,
	2017	2016
Net (loss) income	$(233,340)	$2,282,011
Excluding:
Stock-based compensation expense, net of tax expense	249,944	274,814
Non-GAAP net income	$16,604	$2,556,825
Weighted average shares outstanding — diluted	11,801,569	12,326,108
Non-GAAP net income per share — diluted	$0.00	$0.21

Free Cash Flow

	Three Months Ended March 31,
	2017	2016
Net cash (used in) provided by operating activities	$(184,645)	$2,431,853
Less:
Purchases of property and equipment	240,400	199,338
Free cash flow	$(425,045)	$2,232,515

Media Contact:
Chris Scott
Chief Financial Officer
IRADIMED CORPORATION
(407) 677-8022
InvestorRelations@iradimed.com